MESA INC.
                                  --------

                 CHANGE IN CONTROL RETENTION/SEVERANCE PLAN
                 ------------------------------------------

                                Introduction
                                ------------


          The Board of Directors of MESA Inc. considers the prevention of the loss of employees and the avoidance of distraction of employees as a result of an actual or contemplated Change in Control to be essential to protecting and enhancing the best interests of the Corporation and its shareholders. The Board also believes that during the pendency of a Change in Control and the transition period thereafter, the Board should be able to receive and rely on disinterested service from employees regarding the best interests of the Corporation and its shareholders without concern that employees might be distracted or concerned by personal uncertainties and risks.

          Accordingly the Board has determined that appropriate steps should be taken to assure the Corporation and its affiliates of the continued employment and attention and dedication to duty of their employees and to seek to ensure the availability of their continued service, notwithstanding a Change in Control.

          Therefore, in order to fulfill the above purposes, the following plan has been developed and is hereby adopted.


                                 ARTICLE I
                           ESTABLISHMENT OF PLAN
                           ---------------------

          As of the Effective Date, the Corporation hereby establishes a separation compensation plan to be known as the MESA Inc. Change in Control Retention/Severance Plan, as set forth in this document.


                                 ARTICLE II
                                DEFINITIONS
                                -----------


          (a)     Board.  The Board of Directors of MESA Inc.
                  -----

          (b)     Change in Control.  Any of the following events:
                  -----------------

               (1) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this paragraph (1), the following acquisitions shall not in and of themselves constitute a Change in Control hereunder: (i) any acquisition of securities of the Corporation made directly from the Corporation and approved by a majority of the directors then comprising the Incumbent Board (as defined below), (ii) any acquisition of beneficial ownership of a higher percentage of the Outstanding Corporation Common Stock or the Outstanding Corporation Voting Securities that results solely from the acquisition, purchase or redemption of securities of the Corporation by the Corporation so long as such action by the Corporation was approved by a majority of the directors then comprising the Incumbent Board, or (iii) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of paragraph (3) hereof; or

               (2) Individuals who, as of May 16, 1995, constituted the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to May 16, 1995 whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual (including, without limitation, David H. Batchelder and Dorn Parkinson) whose initial assumption of office occurs as a result of an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

               (3) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all the assets of the Corporation (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially owned, directly or indirectly, more than 75% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all the Corporation's assets either directly or through one or more subsidiaries) or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (4) Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

          (c)     Code.  The Internal Revenue Code of 1986, as amended from
                  ----
time to time.

          (d)     Committee.  The Compensation Committee of the Board.
                  ---------

          (e)     Corporation. MESA Inc., a Texas corporation.
                  -----------

          (f)     Date of Termination.  The date a Participant's employment
                  -------------------
is terminated.

          (g)     Defined Pay.  A Participant's compensation for purposes
                  -----------
of the Plan, determined as follows for the following categories of employees:

               (i) Officers - The sum of (1) the Officer's highest annual salary during the current and three calendar years preceding the Effective Date and (2) his highest annual bonus during such three preceding years;

               (ii) Key Employees - the sum of (1) the Key Employee's annual salary in effect at his Date of Termination (or if such salary has been reduced following a Change in Control, his highest rate of annual salary at any time since the Change in Control) and (2) the average bonus paid to the Key Employee during the three calendar years preceding the Effective Date;

               (iii) Other Performance Bonus Plan Participants - The amount determined in the same manner as for Key Employees;

               (iv) All other Participants - The Participant's annual salary or wages, including, where applicable, scheduled overtime, in effect at his Date of Termination(or if the rate of such salary or wages has been reduced following a Change in Control, the highest rate of annual salary or wages in effect for such Participant at any time since the Change in Control).

          (h)     Effective Date.  August 22, 1995.
                  --------------

          (i)     Employee.  Any regular full-time or part-time employee of
                  --------
an Employer. The term shall exclude all individuals retained as independent contractors.

          (j)     Employer.  The Corporation and each Subsidiary that has
                  --------
adopted the Plan pursuant to Article V hereof and that are listed on Schedule C hereof, as it may be modified from time to time.

          (k)     Key Employees.  The key employees of the Employers
                  -------------
identified on the attached Schedule A, as it may be modified from time to time.

          (l)     Officers.  The officers of the Employers identified on
                  --------
the attached Schedule A, as it may be modified from time to time.

          (m)     Other Performance Bonus Plan Participants.  The
                  -----------------------------------------
individuals identified as such on the attached Schedule A, as it may be modified from time to time.

          (n)     Participant.  An individual who is designated as such
                  -----------
pursuant to Section 3.1.

          (o)     Plan.  The MESA Inc. Change in Control
                  ----
Retention/Severance Plan.

          (p)     Severance Benefit.  A benefit to which a Participant may
                  -----------------
become entitled pursuant to Article IV hereof.

          (q)     Subsidiary.  Any corporation or other entity in which the
                  ----------
Corporation, directly or indirectly, holds a majority of the voting power or profits or capital interest of such entity.


                                 ARTICLE III
                                 ELIGIBILITY
                                 -----------

     3.1     Participation.  Each Employee of an Employer on the Effective
             -------------
Date shall become a Participant in the Plan. Any individual who subsequently becomes an Employee prior to a Change in Control shall become a Participant on his or her date of hire.

     3.2     Duration of Participation.  A Participant shall cease to be a
             -------------------------
Participant in the Plan as a result of an amendment or termination of the Plan complying with Article VII of the Plan, or when he or she ceases to be an Employee of any Employer, unless, at the time he or she ceases to be an Employee, such Participant is entitled to payment of a Severance Benefit as provided in the Plan. A Participant entitled to payment of a Severance Benefit or any other amounts under the Plan shall remain a Participant in the Plan until the full amount of the Severance Benefit and any other amounts payable under the Plan have been paid to the Participant.


                                 ARTICLE IV
                              SEVERANCE BENEFITS
                              ------------------

     4.1     Right to Severance Benefit.  A Participant shall be entitled
             --------------------------
to receive from his or her Employer Severance Benefits in accordance with
Section 4.3 if the Participant's employment by an Employer shall terminate in any circumstance specified in Section 4.2(a), whether the termination is voluntary or involuntary.

     4.2     Termination of Employment.
             -------------------------

          (a)     Terminations That Give Rise to Severance Benefits Under
                  -------------------------------------------------------
This Plan.
---------

               (i) Except as set forth in subsection (b) below, any termination of employment with an Employer by action of the Employer or any of its affiliates (excluding any transfer to another Employer, but treating as a termination of employment the sale of any assets or the stock of the Participant's Employer, unless a plan covering the Participant with benefits equivalent to those payable hereunder that recognizes that a Change in Control has already occurred is adopted by the entity that thereafter employs the Participant), at any time after a Change in Control and before the second anniversary of a Change in Control, shall entitle a Participant to a Severance Benefit in accordance with Section 4.3.

               (ii) If, at any time after a Change in Control and before the second anniversary of the Change in Control, a Participant's duties, responsibilities or annual salary or bonus as an Employee are diminished or reduced in any respect in comparison to the duties, responsibilities and Defined Pay enjoyed by the Participant on the Effective Date or, if later, the Participant's date of hire, he may terminate his employment within 90 days of the occurrence of such reduction and be entitled to a Severance Benefit in accordance with Section 4.3.

               (iii) If, at any time after a Change in Control and before the second anniversary of the Change in Control, a Participant is required to be based at a location more than 35 miles from the location where the Participant was based and performed services immediately prior to a Change in Control, he may terminate his employment within 90 days of the notice of such relocation and be entitled to a Severance Benefit in accordance with Section 4.3.

          (b)     Terminations That Do Not Give Rise to Severance Benefits
                  --------------------------------------------------------
Under This Plan.  If a Participant's employment is terminated for Cause, or
---------------
voluntarily by the Participant in the absence of any event described in subsection (a)(ii) or (iii) of this Section 4.2, the Participant shall not be entitled to a Severance Benefit under the Plan.

               A termination for Cause shall have occurred where a Participant is terminated because of:

               (i) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Employer (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board or a duly-elected officer of the Corporation which specifically identifies the manner in which the Board or the elected officer believes that the Participant has not substantially performed the Participant's duties, or

               (ii) the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Corporation.

For purposes of this provision, no act or failure to act, on the part of the Participant, shall be considered "willful" unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Partic ipant's action or omission was in the best interests of the Corporation. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Corporation shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Corporation.

     4.3     Severance Benefits.
             ------------------

          (a) If a Participant's employment is terminated in circumstances entitling him to a Severance Benefit as provided in Section 4.2(a), the Participant's Employer or the Corporation shall pay such Participant, within ten days of the Date of Termination, a cash lump sum as set forth in subsection (b) below.

          (b) A Participant's Severance Benefit shall be a percentage of the Participant's Defined Pay in accordance with the following table:

     Category of Participant                      Percentage of Defined Pay
     -----------------------                      -------------------------

     Officers                                     200 percent
     Key Employees                                150 percent
     Other Performance Bonus Plan Participants    In accordance with
                                                    Schedule B
     All other Participants                       In accordance with
                                                    Schedule B

     4.4     Other Benefits Payable.  The benefits payable hereunder shall
             ----------------------
be payable in addition to, and not in lieu of, all other accrued or vested or earned but deferred compensation, rights, options or other benefits that may be owed to a Participant upon or following termination, including but not limited to earned but unused vacation, amounts or benefits payable under any bonus or other compensation plan, stock option plan, stock ownership plan, stock purchase plan, life insurance plan, health plan, disability plan or similar or successor plan; provided, however, that the benefits payable under this Plan shall be deemed to include any severance pay or pay in lieu of notice required to be paid to such Participant under applicable law. This Plan shall supersede and replace any severance pay plan, program or arrangement that may previously have been adopted by any Employer.

     4.5     Certain Reduction of Payments by an Employer.
             --------------------------------------------

          (a) For purposes of this Section 4.5, (i) a "Payment" shall mean any payment or distribution in the nature of compensation to or for the benefit of a Participant, whether paid or payable pursuant to this Plan or otherwise; (ii) "Separation Payment" shall mean a Payment paid or payable pursuant to this Plan (disregarding this Section); (iii) "Net After Tax Receipt" shall mean the Present Value of a Payment net of all taxes imposed on a Participant with respect thereto under Sections 1 and 4999 of the Code, determined by applying the highest marginal rate under Section 1 of the Code that applied to the Participant's taxable income for the immediately preceding taxable year; (iv) "Present Value" shall mean such value determined in accordance with Section 280G(d)(4) of the Code; and (v) "Reduced Amount" shall mean the greatest aggregate amount of Separation Payments which (a) is less than the sum of all Separation Payments and (b) results in aggregate Net After Tax Receipts that are equal to or greater than the Net After Tax Receipts that would result if the Participant were paid the sum of all Separation Payments.

          (b) Anything in this Agreement to the contrary notwithstanding, in the event that a nationally recognized certified public accounting firm designated by the Participant (the "Accounting Firm") shall determine that receipt of all Payments would subject the Participant to tax under Section 4999 of the Code, it shall determine whether some amount of Separation Payments would meet the definition of a "Reduced Amount." If the Accounting Firm determines that there is a Reduced Amount, the aggregate Separation Payments shall be reduced to such Reduced Amount. All fees payable to the Accounting Firm shall be paid solely by the Participant's Employer.

          (c) If the Accounting Firm determines that aggregate Separation Payments should be reduced to the Reduced Amount, the Employer shall promptly give the Participant notice to that effect and a copy of the detailed calculation thereof, and the Participant may then elect, in his sole discretion, which and how much of the Separation Payments shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Separation Payments equals the Reduced Amount), and shall advise the Employer in writing of his election within ten days of his receipt of notice. If no such election is made by the Participant within such ten-day period, the Employer may elect which of such Separation Payments shall be eliminated or reduced (as long as after such election the Present Value of the aggregate Separation Payments equals the Reduced Amount) and shall notify the Participant promptly of such election. All determinations made by the Accounting Firm under this Section shall be binding upon the Employer and the Participant and shall be made within 60 days of a termination of employment of the Participant. As promptly as practicable following such determination, the Employer shall pay to or distribute for the benefit of the Participant such Separation Payments as are then due to the Participant under this Plan and shall promptly pay to or distribute for the benefit of the Participant in the future such Separation Payments as become due to the Participant under this Plan.

          (d) While it is the intention of the Employers to reduce the amounts payable or distributable to the Participants hereunder only if the aggregate Net After Tax Receipts to a Participant would thereby be increased, as a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that amounts will have been paid or distributed by the Employer to or for the benefit of a Participant pursuant to this Plan which should not have been so paid or distributed ("Overpayment") or that additional amounts which will have not been paid or distributed by the Employer to or for the benefit of a Participant pursuant to this Plan could have been so paid or distributed ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the Accounting Firm, based upon the assertion of a deficiency by the Internal Revenue Service against the Employer or the Participant which deficiency the Accounting Firm believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment paid or distributed by the Employer to or for the benefit of a Participant shall be treated for all purposes as a loan to the Participant which the Participant shall repay to the Employer together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code; provided, however, that no such loan shall be deemed to have been made and no amount shall be payable by a Participant to the Employer if and to the extent such deemed loan and payment would not either reduce the amount on which the Participant is subject to tax under
Section 1 and Section 4999 of the Code or generate a refund of such taxes. In the event that the Accounting Firm, based upon controlling precedent or substantial authority, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Employer to or for the benefit of the Participant together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code.

     4.6     Payment Obligation Absolute.
             ---------------------------

          Subject to Section 4.5, the obligations of the Employers to pay the Severance Benefits described in Section 4.3 shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which an Employer may have against any Participant. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to a Participant under any of the provisions of this Plan, nor shall the amount of any payment hereunder be reduced by any compensation earned by a Participant as a result of employment by another employer.


                                 ARTICLE V
                           PARTICIPATING EMPLOYERS
                           -----------------------

          This Plan may be adopted by any Subsidiary of the Corporation if the Board approves such adoption. Upon such adoption, the Subsidiary shall become an Employer hereunder and the provisions of the Plan shall be fully applicable to the Employees of that Subsidiary who are Participants pursuant to Section 3.1.


                                 ARTICLE VI
                            SUCCESSOR TO EMPLOYER
                            ---------------------

          This Plan shall bind any successor of an Employer, substantially all its assets or substantially all its businesses (whether direct or indirect, by purchase, merger, consolidation or otherwise), in the same manner and to the same extent that the Employer would be obligated under this Plan if no succession had taken place.

          In the case of any transaction in which a successor would not by the foregoing provision or by operation of law be bound by this Plan, the Corporation shall require such successor expressly and unconditionally to assume and agree to perform an Employer's obligations under this Plan, in the same manner and to the same extent that the Employer would be required to perform if no such succession had taken place. The term "Employer," as used in this Plan, shall mean the Employer as hereinbefore defined and any successor or assignee to the business or assets which by reason hereof becomes bound by this Plan.

                                 ARTICLE VII
                     DURATION, AMENDMENT AND TERMINATION
                     -----------------------------------

     7.1     Duration.  If a Change in Control has not occurred, this Plan
             --------
shall expire two years from the Effective Date, unless extended for an additional period or periods by resolution adopted by the Board.

          If a Change in Control occurs, this Plan shall continue in full force and effect and shall not terminate or expire until all Participants who become entitled to any payments hereunder shall have received such payments in full and all adjustments required to be made pursuant to
Section 4.5 have been made.

     7.2     Termination and Amendment.  The Plan shall be subject to
             -------------------------
amendment, change, substitution, deletion, revocation or termination (collectively, "Amendment") by the Board at any time prior to a Change in Control other than at the request of a third party who has taken steps reasonably calculated to effect a Change in Control. After a Change in Control, the Plan shall not be subject to Amendment in any respect which adversely affects the rights of a Participant without the consent of that Participant.

     7.3     Form of Amendment.  The form of any amendment of the Plan
             -----------------
shall be a written instrument signed by any person authorized to sign by the Board. An amendment of the Plan in accordance with the terms hereof shall automatically effect a corresponding amendment to all Participants' rights hereunder.


                                 ARTICLE VIII
                                MISCELLANEOUS
                                -------------

     8.1     Indemnification.  If after a Change in Control a Participant
             ---------------
institutes any legal action in seeking to obtain or enforce, or is required to defend in any legal action the validity or enforceability of, any right or benefit provided by this Plan, the Corporation or the Employer will pay for all actual legal fees and expenses reasonably incurred (as incurred) by such Participant, regardless of the outcome of such action.

     8.2     Employment Status.  This Plan does not constitute a contract
             -----------------
of employment or impose on the Participant's Employer any obligation to retain the Participant as an Employee, to change or not change the status of the Participant's employment, or to change the Corporation's policies or those of its Subsidiaries regarding termination of employment.

     8.3     Claim Procedure.  If an Employee or former Employee makes a
             ---------------
written request alleging a right to receive benefits under this Plan or alleging a right to receive an adjustment in benefits being paid under the Plan, the Corporation shall treat it as a claim for benefits. All claims for benefits under the Plan shall be sent to the President of the Corporation and must be received within 30 days after termination of employment. If the President determines that any individual who has claimed a right to receive benefits, or different benefits, under the Plan is not entitled to receive all or any part of the benefits claimed, he will inform the claimant in writing of its determination and the reasons therefor in terms calculated to be understood by the claimant. The notice will be sent within 90 days of the claim unless the President determines additional time, not exceeding 90 days, is needed. The notice shall make specific reference to the pertinent Plan provisions on which the denial is based, and describe any additional material or information that is necessary. Such notice shall, in addition, inform the claimant what procedure the claimant should follow to take advantage of the review procedures set forth below in the event the claimant desires to contest the denial of the claim. The claimant may within 90 days thereafter submit in writing to the Corporation a notice that the claimant contests the denial of his or her claim by the President and desires a further review. The Corporation shall within 60 days thereafter review the claim and authorize the claimant to appear personally and review pertinent documents and submit issues and comments relating to the claim to the persons responsible for making the determination on behalf of the Corporation. The Corporation will render its final decision with specific reasons therefor in writing and will transmit it to the claimant within 60 days of the written request for review, unless the Corporation determines additional time, not exceeding 60 days, is needed.

     8.4     Validity and Severability.  The invalidity or unenforceability
             -------------------------
of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect, and any prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.5     Governing Law.  The validity, interpretation, construction and
             -------------
performance of the Plan shall in all respects be governed by the laws of Texas, without reference to principles of conflict of law.


                                 ARTICLE IX
                       BOARD APPROVAL AND EFFECTIVE DATE
                       ---------------------------------

          This Plan was adopted by the Board on August 22, 1995, to be effective as of the date of adoption.

          IN WITNESS WHEREOF, MESA Inc. has caused these presents to be executed by its duly authorized officer in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this ____ day of August, 1995.

                                   MESA INC.



                                   By:         /s/   Boone Pickens
                                       -----------------------------------
ATTEST:


--------------------------

                                 MESA INC.

                CHANGE IN CONTROL RETENTION/SEVERANCE PLAN
                ------------------------------------------


                   Schedule A--Participant Designations
                   ------------------------------------

  I.  Officers
      --------

      Paul W. Cain                  President & Chief Operating Officer
      Dennis E. Fagerstone          Vice President-Exploration & Production
      Stephen K. Gardner            Vice President & Chief Financial
                                      Officer
      Andrew J. Littlefair          Vice President-Public Affairs
      William D. Ballew             Controller


 II.  Key Employees
      -------------

      Ronald D. Bassett             Manager-Executive Administration
      R. Sean Brennan               Manager-Tax
      Robert W. Burrahm             Executive Vice President & General
                                      Manager-Garretson
      Paul M. Cashion               Manager-Employee Relations
      George S. Dixon               Production Superintendent (Onshore)
      Kim A. Doud                     Senior Geologist
      Thomas M. DuBose              Production Superintendent (Gulf Coast)
      Mohamed I. El-Hitamy          Supervisor-Facilities
      Henry F. Galpin               Supervisor-Gas Processing
      Sam A. Giovinco, Jr.          Area Engineering Supervisor
      Robert L. Goggins             Supervisor-Operations Services
      Edwin E. Hance                Manager-Engineering & Development
      G. Patrick Hawkins            Geological Specialist
      D'Nard A. Hemphill            Manager-Gas Marketing
      Steven R. King                Executive Vice President & General
                                      Manager-MEV
      Keith H. Pickett              Manager-Land
      Gary M. Prescott              Associate General Counsel
      Richard D. Rhodes             Supervisor-Engineering Services
      Kenneth H. Sheffield, Jr.     Area Engineering Supervisor
      M. Garrett Smith              Director-Financial Planning
      Sam W. Steward                Area Engineering Supervisor
      Wayne A. Stoerner             Supervisor-Financial & General
                                      Accounting
      Kenneth R. Story              Manager-Information Services
      Edgar E. St. James            Manager-Exploration
      Steven R. Tennison            Supervisor-Spot Sales



III.  Other Performance Bonus Plan Participants
      -----------------------------------------

      Ronald D. Andrews             Energy Markets Analyst
      Frank J. Barra                Facilities Engineering Specialist
      Brett A. Benardino            Purchasing Coordinator
      Murray N. Bennett             Property Tax Administrator
      Michael B. Carroll            Supervisor-Tax
      Glen C. Carson                Financial Analyst
      Theodore L. Cottrell          Drilling Engineering Specialist
      William T. Davis              Reservoir Engineer II
      Kevin A. Dentzer              Senior Landman
      Robert W. Ellis               Supervisor-Revenue/Production
                                      Accounting
      Charles C. Gamble             Vice President-Marketing/Special
                                      Projects MEV
      Linda Gilbreath               Sr. Programmer Analyst
      Malcolm H. Gorrie             Director-Shareholder Services
      Frank L. Gregg                Facilities Specialist
      Hugh Hardy                    Geologist II
      Thomas H. Hawkins             Senior Counsel
      Troy A. Hoefer                Reservoir Engineer I
      Treva Hohmann                 Assistant Manager-Tax
      Ann G. Holt                   Coordinator Financial Analysis
      Vicky C. Holton               Supervisor-Administrative Services
      John E. Janbaz                Geological Specialist
      Kim H. Janzen                 Gas Processing Specialist
      J. Andrew Juett               Associate Geologist
      Mark A. Kieber                Supervisor-Manufacturing Services
      Robert J. Kultgen             Accounting Analyst
      William R. McElya             Drilling Superintendent
      Jenny V. Robins               Senior Reservoir Engineer
      John R. Rogers                Supervisor-Audit
      Jack E. Rosser                Communications Director & Speech Writer
      David W. Simpson              Senior Counsel
      Michael J. Smith              Production Engineer II
      John V. Sobchak               Director-Treasury Operations
      Robert L. Stepp, Jr.          Reservoir Engineer II
      James E. White                Geophysical Specialist
      Hershal K. Wolfe              Coordinator-Gas Transportation
      Lewis E. Wygant               Supervisor-Payroll




01/31/96 (replaces 12/29/95)

                                 MESA INC.

                CHANGE IN CONTROL RETENTION/SEVERANCE PLAN
                ------------------------------------------



                Schedule B--Severance Calculation Formulas
                ------------------------------------------


The severance pay entitlement for all employees (except for designated Officers and Key Employees, both as defined in the Plan) is the sum of three component calculations. The three components are (1) Age, calculated in months as of the Date of Termination, (2) Service, calculated in months as of the Date of Termination, and (3) Defined Pay*. The component calculations are shown below. Each calculation produces a figure representing a number of weeks of Defined Pay, the sum of which is the recipient's entitlement under the Plan.

AGE COMPONENT
-------------

         Age                                          Calculation
         ---                                          -----------

Less than 30 years                              2 weeks
30 years through 39 years, 11 months            6 + [ (Age in months - 360)
                                                    x .0166 ] weeks
40 years through 49 years, 11 months            8 + [ (Age in months - 480)
                                                    x .0166 ] weeks
50 years through 59 years, 11 months            10 + [ (Age in months -
                                                    600) x .0166 ] weeks
60 years and over                               12 + [ (Age in months -
                                                    720) x .0166 ] weeks


SERVICE COMPONENT
-----------------

         Formula                            Calculation
         -------                            -----------

One week of Defined Pay per year      Service in months x .0833
of service


SALARY COMPONENT
----------------

      Formula                               Calculation
      -------                               -----------

Two weeks of Defined Pay for each     Defined Pay x .0002
$10,000 increment of Defined Pay
(prorated for partial increments)


* The severance pay calculations in accordance with these formulas cover two groups of employees, Other Performance Bonus Plan Participants and all other Participants (excluding those designated as Officers or Key
Employees).  Defined Pay for each group is defined in the Plan.

                                 MESA INC.

                CHANGE IN CONTROL RETENTION/SEVERANCE PLAN
                ------------------------------------------

              Schedule C--Adopting Employers and Affiliates
              ---------------------------------------------


The following employers and affiliates adopt the subject Plan upon its Effective Date.

MESA Inc.
MESA Operating Co.
MESA Transmission Co.
MESA Capital Corporation
Pioneer Production Corporation International
Pioneer Uravan, Inc.
Pioneer Natural Gas Company
MESA Offshore Royalty Partnership
Hugoton Management Company
Hugoton Capital Limited Partnership
Hugoton Capital Corporation
MESA Holding Co.
MESA Environmental Ventures Co.
Garretson Equipment Co., Inc.




















8/21/95

                      FIRST AMENDMENT TO THE MESA INC.
                 CHANGE IN CONTROL RETENTION/SEVERANCE PLAN


          Effective as of August 22, 1995, the MESA Inc. Change in Control Retention/Severance Plan is hereby amended as follows:

     1.   Article II(g)(i) is amended to read as follows:

          "Officers - The sum of (1) the Officer's highest annual salary during the current and three calendar years preceding the Effective Date and (2) his highest annual bonus during such preceding three years; provided, however, that in the case of an Officer who received compensation from BTC Partners, Inc. ("BTC") at any time during such three-year period, his Defined Pay shall be computed by adding the average of the bonuses paid to him by BTC and his Employer during such period to his highest annual salary from his Employer as determined under (1) above;"

     2. Article II(g) is further amended by adding at the end thereof the following sentence:

          "A Participant's compensation for purposes of the Plan shall mean compensation from his or her Employer, and it shall also include, where applicable, bonuses paid to a Participant while he was employed by BTC."

     3.   Article II(i) is amended to read as follows:

          "Employee.  Any regular full-time or part-time employee of an
           --------
Employer, other than T. Boone Pickens. The term also shall exclude all individuals retained as independent contractors."

          In all other respects the Plan is hereby affirmed and ratified.

          IN WITNESS WHEREOF, MESA Inc. has caused this amendment to be executed by its duly authorized officer this 20th day of October, 1995.

                                    MESA INC.

                                    By:  /s/ Boone Pickens
                                         -----------------

ATTEST:

/s/ G. Michael Prescott
-----------------------

                      SECOND AMENDMENT TO THE MESA INC.
                 CHANGE IN CONTROL RETENTION/SEVERANCE PLAN


     Effective as of January 1, 1996, the MESA Inc. Change in Control Retention/Severance Plan is hereby amended as follows:

1. The first sentence of Section 4.2(b) of the Plan is hereby amended to read as follows:

     "If a Participant's employment is terminated for Cause, or voluntarily by the Participant in the absence of any event described in subsection
     (a)(ii) or (iii) of this Section 4.2 or for any reason prior to a Change in Control, the Participant shall not be entitled to a Severance Benefit under the Plan."

2.   Article V is hereby amended by adding the following thereto:

     "At any time that an Employer ceases to be a Subsidiary prior to the occurrence of a Change in Control, it shall no longer be a participating Employer hereunder and its Employees shall no longer be eligible to receive benefits under the Plan."

3. Article VI is hereby deleted and each succeeding Article is renumbered accordingly.

          In all other respects the Plan is hereby affirmed and ratified.

          IN WITNESS WHEREOF, MESA Inc. has caused this amendment to be executed by its duly authorized officer this [27th] day of February, 1996.

                                    MESA INC.

                                    By:  /s/ Boone Pickens
                                         -----------------

ATTEST:

/s/ G. Michael Prescott
-----------------------